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                                                                   Exhibit 23(d)

                         Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of CNB Bancshares, Inc. on Form S-4 of our report dated January 26, 1996 appearing in the Annual Report on Form 10K of CNB Bancshares, Inc., for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Geo. S. Olive & Co. LLC

Evansville, Indiana
February 24, 1998